United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$101,228
Unrealized Gain (Loss) on Market Value of Futures	(98,608)
Dividend Income	80
Interest Income	31
Total Income (Loss)	$2,731

Expenses
General Partner Management Fees	$2,482
SEC & FINRA Registration Expense	620
Brokerage Commissions	255
NYMEX License Fee	62
Non-interested Directors' Fees and Expenses	56
Prepaid Insurance Expense	48
Other Expenses	10,726
Total Expenses	14,249
Expense Waiver	(10,384)
Net Expenses	$3,865
Net Income (Loss)	$(1,134)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/14	$4,971,410
Net Income (Loss)	(1,134)

Net Asset Value End of Month	$4,970,276
Net Asset Value Per Share (150,000 Shares)	$33.14

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612